Exhibit 99.1

Imprimis Pharmaceuticals to Raise $3.1 Million in Registered Direct Offering

San Diego, Calif. — March 22, 2017 — Imprimis Pharmaceuticals, Inc. (NASDAQ: IMMY), an ophthalmology-focused pharmaceutical company, announced today that it has entered into agreements with two accredited investors for a registered direct placement of 1,312,000 shares of common stock at a price of $2.40 per share for aggregate gross proceeds of $3,148,800. The offering is expected to close on or about March 27, 2017, subject to satisfaction of customary closing conditions.

National Securities Corporation, a wholly owned subsidiary of National Holdings, Inc. (NASDAQ: NHLD), acted as the exclusive placement agent for the offering. The Liquid Venture Partners group at National Securities Corporation was responsible for sourcing and executing the offering.

The securities are being offered and sold pursuant to the company’s prospectus, dated September 29, 2014, and prospectus supplement thereto as a takedown from the company’s effective shelf registration statement on Form S-3 (File No. 333-198675), declared effective by the Securities and Exchange Commission (“SEC”) on September 29, 2014. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. When filed with the SEC, copies of the prospectus and the final prospectus supplement relating to the offering may be obtained at the SEC’s website at www.sec.gov, or by request to the offices of National Securities Corporation, Attn: Marguerite Rogers, Associate Vice President, Syndicate, 410 Park Avenue, 14th Floor, New York, NY 10022, Email: mrogers@nationalsecurities.com.

About Imprimis Pharmaceuticals

Imprimis Pharmaceuticals, Inc. (NASDAQ: IMMY) is a pharmaceutical company dedicated to producing and dispensing high quality innovative medications in all 50 states. The company’s unique business model increases patient access and affordability to many critical medicines. Headquartered in San Diego, California, Imprimis owns and operates three production and dispensing facilities located in California, New Jersey and Pennsylvania. For more information about Imprimis, please visit the corporate website at www.ImprimisRx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered such “forward looking statements.” Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties which may cause results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from those predicted include our ability to make commercially available our compounded formulations and technologies in a timely manner or at all; physician interest in prescribing our formulations; risks related to our compounding pharmacy operations; our ability to enter into other strategic alliances, including arrangements with pharmacies, physicians and healthcare organizations for the development and distribution of our formulations; our ability to obtain intellectual property protection for our assets; our ability to accurately estimate our expenses and cash burn, and raise additional funds when necessary; risks related to research and development activities; the projected size of the potential market for our technologies and formulations; unexpected new data, safety and technical issues; regulatory and market developments impacting compounding pharmacies, outsourcing facilities and the pharmaceutical industry; competition; and market conditions. These and additional risks and uncertainties are more fully described in Imprimis’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Such documents may be read free of charge on the SEC’s web site at www.sec.gov. Undue reliance should not be placed on forward looking statements, which speak only as of the date they are made. Except as required by law, Imprimis undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

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Source: Imprimis Pharmaceuticals, Inc.

Investor Contact

Bonnie Ortega

bortega@imprimispharma.com

858-704-4587